Retirement of Cromby Station and Eddystone 1&2 Investor Conference Call December 2, 2009 EXHIBIT 99.2

Forward-Looking Statements
and Other Important Information
This presentation includes forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008
Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s
Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8.
Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2009
Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors
and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon
Corporation and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Retiring Cromby Station and Eddystone 1&2
• Cromby Station will be permanently
retired on May 31, 2011
– Placed in service in 1954-55
– 144 MW coal and 201 MW oil/gas
• Eddystone Station Units 1&2 will be
permanently retired on May 31, 2011
– Placed in service in 1960
– 588 MW of coal capacity at units
1&2
– Units 3&4 (760 MW oil/gas) and 4
peaking units (60 MW) will continue
to operate
Cromby Station
Phoenixville, PA
Eddystone Station
Eddystone, PA

Economic Analysis and Accounting
Considerations
• Units incurred a net cash outflow in excess of $60 million from 2007 to
2008 and a modest net loss
• Economics were evaluated under multiple market price scenarios
• Retirements yield ~$165-200 million incremental NPV
– Avoids ongoing operating and capital costs on aging units
– Market conditions in near term are challenged
– Supply response to market signals - these units have not cleared in recent RPM capacity auctions
– Anticipates likely environmental regulations and avoids related capital investment
• Accounting Considerations:
– Pre-tax charges related to severance, write down of material and supply inventories, incremental accelerated depreciation and other plant closure costs will be excluded from adjusted (non-GAAP) operating earnings
(1)
• 4
th
Quarter 2009: $56 million
• 2010:  $138 million
• 2011:  $64 million
Retirement decision is positive NPV under a number of market scenarios
(1) Amounts and timing are estimated. The final amount and timing of charges will ultimately depend upon the specific employees severed and execution of the related plant closure activities.

Projected O&M Savings and Capital
Expenditure Reductions
• 2010 impacts reflected in earnings, operating O&M and cap ex guidance (1)
• Operating O&M savings primarily relate to headcount reductions and ongoing maintenance costs
– Approximately 280 positions eliminated as a result of unit retirements
– Results in longer-term operating O&M savings of approximately $75 million per year
• Impact on Operating Earnings and Capital Expenditures
Retirements increase ongoing operating earnings and improve future free cash flow
(1) 2010 guidance as of November 2, 2009 EEI Presentation.
(2) Does not reflect impacts of accelerated depreciation in 2010 and 2011 of $130 million and $56 million, respectively.
$80 $85 $40 Capital Expenditure Reduction
$40 $18 $24 Incremental Pre-Tax Operating
Income
45 22 0 Depreciation Savings
(2)
75 46 24 Operating O&M Savings
$(80) $(50) $0 Revenue Net Fuel
2012 2011 2010 ($ in millions)

Portfolio Implications
• Cromby and Eddystone have not cleared in the past two RPM capacity auctions
(2011/12 and 2012/13)
• May 31, 2011 is the end of RPM capacity obligation for Cromby station and
Eddystone coal units
• Units will not be bid into RPM auction for 2013/2014 in May 2010
• Impact on Hedging Disclosures (as of 9/30/09):
– No impact on 2010 due to May 2011 retirement date
– Mid-Atlantic Expected Generation (GWh)
(1)
– Open Gross Margin ($ millions)
(2)
59,800
With
Cromby/Eddystone
59,100
With
Cromby/Eddystone
56,700 57,200
Without
Cromby/Eddystone
Without
Cromby/Eddystone
2012 2011
Retirements do not impact our ability to meet current obligations or our continued
participation in future load-following opportunities
Without
Cromby/Eddystone
$5,850
With
Cromby/Eddystone
$5,950
With
Cromby/Eddystone
$5,750 $5,900
Without
Cromby/Eddystone
2012 2011
(1) Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted for capacity.  Expected generation is based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options.  Expected generation assumes 10 refueling outages in 2010 and 11 refueling outages in 2011 and
2012 at Exelon-operated nuclear plants and Salem.  Expected generation assumes capacity factors of 93.5%, 92.8% and 92.8% in 2010, 2011 and 2012 at Exelon-operated nuclear plants. These estimates of expected generation in 2011 and 2012 do not represent guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years.
(2) Gross margin is defined as operating revenues less fuel expense and purchased power expense, excluding the impact of decommissioning and other incidental revenues. Open gross margin is estimated based upon an internal model that is developed by dispatching our expected generation to current market power and fossil fuel prices.  Open gross margin assumes there is no hedging in place other than fixed assumptions for capacity cleared in the RPM auctions and uranium costs for nuclear power plants.  Open gross margin contains assumptions for other gross margin line items such as various ISO bill and ancillary revenues and costs and PPA capacity payments.  The estimation of open gross margin incorporates management discretion and modeling assumptions that are subject to change.

7 Next Steps • PJM Notification filed December 2, 2009 • PJM expected to issue Notice of Reliability Impact by January 4, 2010 • Permanently retire units on May 31, 2011